UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RENESOLA LTD

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 8 Baoqun Road, YaoZhuang

Jiashan, Zhejiang 314117

People’s Republic of China

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing two shares	New York Stock Exchange, Inc.

Shares of no par value	New York Stock Exchange, Inc.*

* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-148550

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Share Capital” and “Description of American Depositary Shares” contained in the prospectus constituting Part I of the registrant’s Registration Statement on Form F-1 (Registration No. 333- 148550), originally filed with the Securities and Exchange Commission on January 9, 2008, as amended, is incorporated herein by reference. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the Securities to be registered hereunder is also incorporated by reference into this registration statement. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ReneSola Ltd

By: /s/ Xianshou Li

Name: Xianshou Li

Title: Chief Executive Officer

Dated: January 11, 2008